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                                                                     EXHIBIT 5.1

                        [BAKER BOTTS L.L.P. LETTERHEAD]



May 21, 2002



021031.0414


EGL, Inc.
15350 Vickery Drive
Houston, Texas  77032


                                    EGL, Inc.
             5% Convertible Subordinated Notes due December 15, 2006
                and Common Stock Issuable Upon Conversion Thereof


Ladies and Gentlemen:

            As set forth in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-82750) (the "Registration Statement") filed by EGL, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $100,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due December 15, 2006 (the "Notes") and an indeterminate number of shares of common stock, par value $.001 per share, of the Company issuable upon the conversion of the Notes (the "Conversion Shares"), we are passing upon certain legal matters in connection with the Notes and the Conversion Shares. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

            In our capacity as counsel to the Company in the connection referred to above, we have examined a copy of (i) the Registration Statement, (ii) the Indenture dated as of December 7, 2001 between the Company and JPMorgan Chase Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of December 7, 2001 (as so amended and supplemented, the "Indenture"), (iii) the Notes, and (iv) a specimen certificate representing the Conversion Shares. As a basis for the opinions hereinafter expressed, we have also examined originals, or copies certified or otherwise identified, of
(i) the Company's Certificate of Incorporation and Bylaws, each as amended to date, (ii) corporate records of the Company, including minute books of the Company as furnished to us by the Company, (iii) certificates of public officials and of representatives of the Company, and (iv) statutes and other instruments and documents. In giving the opinions set forth below, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.
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EGL, Inc.                              2                            May 21, 2002



            In making our examination, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof. In addition, we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a valid and legally binding obligation of the Trustee, and (ii) the Notes have been authenticated by the Trustee in accordance with the provisions of the Indenture.

            On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. The Notes have been duly authorized by all necessary corporate action of the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights, general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and by an implied covenant of good faith and fair dealing.

      2. The Conversion Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable.

            The opinions expressed herein are limited to the federal laws of the United States of America, the contract laws of the State of New York and the laws of the State of Texas. The opinions expressed herein are given as of the date hereof, and we do not undertake to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such opinions.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/  Baker Botts L.L.P.